UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-00595
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Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

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Helmerich & Payne, Inc.

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1437 South Boulder Avenue
Tulsa, Oklahoma 74119

of Stockholders
To Be Held On
March 1, 2006

Notice is hereby given that the Annual Meeting of Stockholders of Helmerich & Payne, Inc., will be held at Boulder Towers, Granite Room, First Floor, 1437 South Boulder Avenue, Tulsa, Oklahoma, at 12:00 noon, Tulsa time, on Wednesday, March 1, 2006, for the following purposes:

1.	To elect three Directors comprising the class of Directors of the Company known as the “Third Class” for a three-year term expiring in 2009.

2.	To consider and vote upon the approval of the proposed Helmerich & Payne, Inc. 2005 Long-Term Incentive Plan (a copy of which is attached hereto and marked Appendix “A”).

3.	To consider and transact any other business which properly may come before the meeting or any adjournment thereof.

In accordance with the By-laws, the close of business on January 9, 2006, has been fixed as the record date for the determination of the stockholders entitled to notice of, and to vote at, said meeting. The stock transfer books will not close.

The Company’s Proxy Statement is submitted herewith and is first being sent or given to the stockholders on or about January 26, 2006. The Annual Report for the year ended September 30, 2005, has either been mailed previously to stockholders or accompanies this Proxy Statement.

STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND IN PERSON, BUT WISH THEIR STOCK TO BE VOTED ON MATTERS TO BE TRANSACTED, ARE URGED TO SIGN, DATE, AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES. YOU ALSO HAVE THE OPTION OF VOTING YOUR SHARES ON THE INTERNET OR BY TELEPHONE. VOTING INSTRUCTIONS ARE PRINTED ON YOUR PROXY. IF YOU VOTE BY INTERNET OR BY TELEPHONE, YOU DO NOT NEED TO MAIL BACK YOUR PROXY. THE PROMPT RETURN OF YOUR SIGNED PROXY, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD, WILL AID THE COMPANY IN REDUCING THE EXPENSE OF ADDITIONAL PROXY SOLICITATION. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE MEETING.

By Order of the Board of Directors

Steven R. Mackey
Secretary

January 26, 2006
Tulsa, Oklahoma

1437 South Boulder Avenue
Tulsa, Oklahoma 74119

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH 1, 2006

General Information

The enclosed proxy is being solicited by and on behalf of the Board of Directors of Helmerich & Payne, Inc. (the “Company”), and will be voted at the Annual Meeting of Stockholders on March 1, 2006. This statement and the accompanying proxy are first being sent or given to stockholders on or about January 26, 2006.

Any stockholder giving a proxy may revoke it at any time before it is voted by voting in person at the Annual Meeting or by delivery of a later-dated proxy.

The cost of this solicitation will be paid by the Company. In addition to solicitation by mail, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals. The Company does not intend to cause a solicitation to be made by specially engaged employees or other paid solicitors.

At the close of business on January 9, 2006, there were 52,110,235 issued and outstanding shares of the common stock of the Company, the holders of which are entitled to one vote per share on all matters. There is no other class of securities of the Company entitled to vote at the meeting. Only stockholders of record at the close of business on January 9, 2006, will be entitled to vote at the Annual Meeting.

Security Ownership of Certain Beneficial Owners

The following table sets forth the name and address of each stockholder of the Company who, to the knowledge of the Company, beneficially owns more than 5% of the Company’s common stock, the number of shares beneficially owned by each, and the percentage of outstanding stock so owned, as of January 9, 2006.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class
Common Stock	State Farm Mutual Automobile Insurance Company One State Farm Plaza Bloomington, Illinois 61710	4,177,261	(2)	8.016%

Common Stock	Lord, Abbett & Co. LLC 90 Hudson Street Jersey City, New Jersey 07302	2,645,563	(3)	5.077%

(1)	Unless otherwise indicated, all shares are owned directly by the named entity, with such entity possessing sole voting and dispositive power with respect to such shares.

(2)	State Farm Mutual Automobile Insurance Company has sole power to vote or to direct the vote of 4,128,600 shares and has shared voting and dispositive power over 48,661 shares. This information is based upon State Farm Mutual Automobile Insurance Company’s Schedule 13G Amendment dated January 13, 2005.

(3)	This information is based upon Lord, Abbett & Co. LLC’s Schedule 13G dated February 2, 2005.

Security Ownership of Management

The following table sets forth the total number of shares of common stock beneficially owned by each of the present Directors and nominees, the Company’s Chief Executive Officer (“CEO”) and other three executive officers (the CEO and other three executive officers collectively, the “named executive officers”), and all Directors and executive officers as a group, and the percent of the outstanding common stock so owned by each as of January 9, 2006.

Directors and Named Executive Officers	Title of Class	Amount and Nature of Beneficial Ownership (1)		Percent of Class (2)
W. H. Helmerich, III	Common Stock	1,488,700	(3)	2.86%
Hans Helmerich	Common Stock	999,409	(4)	1.89%
George S. Dotson	Common Stock	594,933	(5)	1.13%
Douglas E. Fears	Common Stock	154,921	(6)
Steven R. Mackey	Common Stock	61,694	(7)
John D. Zeglis	Common Stock	15,986	(8)
Glenn A. Cox	Common Stock	14,986	(9)
William L. Armstrong	Common Stock	13,986	(10)
Edward B. Rust, Jr.	Common Stock	12,386	(11)
Paula Marshall-Chapman	Common Stock	5,507	(12)
All Directors and Executive Officers As a Group	Common Stock	3,362,508	(13)	6.28%

(1)	Unless otherwise indicated, all shares are owned directly by the named person, and he or she has sole voting and investment power with respect to such shares.

(2)	Percentage calculation not included if beneficial ownership is less than one percent of class.

(3)	Includes 100,000 shares owned by The Helmerich Foundation, an Oklahoma charitable trust, for which Mr. Helmerich is Trustee, and 20,000 shares owned by Ivy League, Inc., of which Mr. Helmerich is President and Director. Mr. Helmerich possesses sole voting and investment power over all indirectly owned shares.

(4)	Includes options to purchase 726,300 shares; 10,823 shares fully vested under the Company’s 401(k) Plan; 17,310 shares owned by Mr. Helmerich’s wife, with respect to which he has disclaimed all beneficial ownership; 14,800 shares held by Mr. Helmerich as Trustee for various trusts for members of his immediate family, as to which he has sole voting and investment power; 2,000 shares held by Mr. Helmerich as a Co-trustee for a family trust for which he shares voting and investment power; and 36,837 shares held by The Helmerich Trust, an Oklahoma charitable trust, for which Mr. Helmerich is a Co-trustee, and for which he shares voting and investment power.

(5)	Includes options to purchase 484,200 shares; 5,255 shares fully vested under the Company’s 401(k) Plan; 45,554 shares owned by Mr. Dotson’s wife, with respect to which he has disclaimed all beneficial ownership; and 26,625 shares owned by The Dotson Family Charitable Foundation, for which Mr. Dotson is Co-trustee, and for which he shares voting and investment power.

(6)	Includes options to purchase 133,695 shares; 229 shares fully vested under the Company’s 401(k) Plan; and 800 shares owned by a charitable foundation, for which Mr. Fears is Co-trustee, and for which he shares voting and investment power.

(7)	Includes options to purchase 55,886 shares and 1,808 shares fully vested under the Company’s 401(k) Plan.

(8)	Includes options to purchase 8,986 shares.

(9)	Includes options to purchase 8,986 shares and 2,000 shares held in a revocable trust known as the Glenn A. Cox Trust, UTA, with respect to which voting and investment power are shared with Mr. Cox’s wife.

(10)	Includes options to purchase 8,986 shares.

(11)	Includes options to purchase 8,986 shares.

(12)	Includes options to purchase 5,307 shares.

(13)	Includes options to purchase 1,441,332 shares and 18,115 shares fully vested under the Company’s 401(k) Plan.

PROPOSAL 1 — ELECTION OF DIRECTORS

The Board of Directors of the Company (“Board”) is divided into three classes—First Class, Second Class, and Third Class—whose terms expire in different years. The terms of the Directors of the Third Class expire this year, and their successors are to be elected at this Annual Meeting. The terms of the Directors of the First Class and the Second Class do not expire until 2007 and 2008, respectively, and consequently their successors are not to be elected at this Annual Meeting. Upon the conclusion of this Annual Meeting, the First and Third Classes of Directors will be comprised of three Directors each, and the Second Class of Directors will be comprised of two Directors.

The Directors belonging to the First Class and the Second Class, which are not coming up for election at this meeting, and Nominees for Directors of the Third Class, are as follows:

Directors of the First Class

Name	Age	Expiration of Present Term	Principal Occupation and Current Directorships	Year First Became Director
Hans Helmerich	47	2007	President of the Company and Chief Executive Officer; holds positions as Chairman, or President or Executive Vice President and as Chief Executive Officer of subsidiary companies. Director of Atwood Oceanics, Inc. and Cimarex Energy Co.	1987

George S. Dotson	65	2007	Vice President of the Company and President and Chief Operating Officer of Helmerich & Payne International Drilling Co. (wholly owned subsidiary of the Company); holds similar positions as President and Chief Operating Officer of Helmerich & Payne International Drilling Co. subsidiary companies. Director of Atwood Oceanics, Inc.	1990

Paula Marshall-Chapman	52	2007	Chief Executive Officer of The Bama Companies, Inc. (manufacturer and marketer of food products). Director of BOK Financial Corp.	2002

Directors of the Second Class

Name	Age	Expiration of Present Term	Principal Occupation and Current Directorships	Year First Became Director
John D. Zeglis	58	2008	Retired Chief Executive Officer and Chairman, AT&T Wireless Services, Inc. (wireless phone services company). Director of AMX Corporation; Georgia-Pacific Corporation; and State Farm Mutual Automobile Insurance Company.	1989

William L. Armstrong	68	2008	Chairman of Cherry Creek Mortgage Company (mortgage banking); The El Paso Mortgage Company (mortgage banking); and Centennial State Mortgage Company (mortgage banking). Chairman of Denver-based Oppenheimer Funds.	1992

Nominees for Directors of the Third Class

Name	Age	Expiration of Present Term	Principal Occupation and Current Directorships	Year First Became Director
W. H. Helmerich, III	83	2006	Chairman of the Board of the Company.	1949

Glenn A. Cox	76	2006	Retired President and Chief Operating Officer of Phillips Petroleum Company (large integrated oil company). Director of Cimarex Energy Co.	1992

Edward B. Rust, Jr.	55	2006	Chairman of the Board and Chief Executive Officer of State Farm Mutual Automobile Insurance Company (insurance and financial services company). Director of State Farm VP Management Corp.; State Farm Mutual Fund Trust; The McGraw-Hill Companies, Inc. and Caterpillar, Inc.	1997

Messrs. Hans Helmerich and George S. Dotson are Directors of Atwood Oceanics, Inc. (“Atwood”), and the Company, through its wholly-owned subsidiary, owns common stock of Atwood. As a result, Atwood may be deemed to be an affiliate of the Company.

The principal occupation of each of the Directors and the Nominees for Directors of the Third Class is as set forth in the tables above and has been the same occupation for the past five years except with respect to Mr. John D. Zeglis, who was Chief Executive Officer and Chairman of AT&T Wireless Services, Inc. from December, 1999 to November, 2004. Mr. Hans Helmerich is a son of Mr. W. H. Helmerich, III.

THE COMPANY’S BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE PERSONS NOMINATED BY THE BOARD.

Attendance

There were four regularly scheduled meetings of the Board held during fiscal 2005. The Company requires each Director to make a diligent effort to attend all Board and Committee meetings as well as the Annual Meeting of the Stockholders. All of the Company’s Directors attended the 2005 Annual Meeting of the Stockholders. No incumbent Director attended fewer than 75% of the aggregate of the total number of meetings of the Board and its committees of which he or she is a member held during fiscal 2005.

Committees

Messrs. Cox (Chairman), Rust, and Zeglis are members of the Audit Committee. The Board has adopted a written charter for the Audit Committee which is attached to this Proxy Statement as Appendix “B”. The primary functions of the Audit Committee are to assist the Board in fulfilling its independent and objective oversight responsibilities of financial reporting and internal financial and accounting controls of the Company and to monitor the qualifications, independence and performance of the Company’s independent accountants. The Board has determined that Mr. Glenn Cox is an “audit committee financial expert” as defined by Item 401 of Regulation S-K of the Securities and Exchange Commission (“SEC”). During the fiscal year ended September 30, 2005, the Audit Committee held 11 meetings.

Ms. Marshall-Chapman and Messrs. Armstrong and Zeglis (Chairman) are members of the Human Resources Committee (which functions as the Company’s compensation committee). The Board has adopted a written charter for the Human Resources Committee. The primary functions of the Human Resources Committee are to review and make decisions regarding compensation of the Company’s executive officers and make recommendations regarding compensation of non-employee members of the Company’s Board and to review and make recommendations or decisions regarding incentive compensation and equity-based compensation plans. During the fiscal year ended September 30, 2005, the Human Resources Committee held four meetings.

Ms. Marshall-Chapman and Messrs. Armstrong (Chairman), Cox, Rust, and Zeglis are members of the Nominating and Corporate Governance Committee. The Board has adopted a written charter for the Nominating and Corporate Governance Committee. The primary functions of the Committee are to identify and to recommend to the Board the selection of Director nominees for each annual meeting of stockholders or for any vacancies on the Board and to make recommendations to the Board regarding the adoption or amendment of corporate governance principles applicable to the Company. During the fiscal year ended September 30, 2005, the Nominating and Corporate Governance Committee held four meetings.

The non-management Directors, in fiscal 2005, met in executive session without management, prior to each regularly scheduled Board meeting. Mr. Zeglis was presiding Director for one executive session and Mr. Francis Rooney, who resigned from the Board on October 17, 2005, was presiding Director at all other executive sessions.

Corporate Governance

The Board has adopted Corporate Governance Guidelines to address significant corporate governance issues. The guidelines, as well as all Board committee charters, the Company’s Code of Business Conduct and Ethics, and the Code of Ethics for Principal Executive Officer and Senior Financial Officers are available on the Company’s website, www.hpinc.com, under “Corporate Governance” in the “Investor Relations” section. The information on the Company’s website is not incorporated by reference in this Proxy Statement. A printed copy of the above mentioned documents will be provided without charge upon written request to the Corporate Secretary of the Company.

The Corporate Governance Guidelines provide a framework for the Company’s corporate governance initiatives and cover topics such as director independence and selection and nomination of director candidates, communication with the Board (all of which are addressed below), Board committee matters and other areas of import.

Director Independence

The Company’s Corporate Governance Guidelines provide that a majority of the Board must meet the requirements for being an independent director under the listing standards of the New York Stock Exchange (“NYSE”) and applicable law, including the requirement that the Board affirmatively determine that the Director has no material relationship with the Company. To guide its determination of whether a Director is independent, the Board has adopted the following categorical standards:

A Director will not be independent if: (i) the Director is, or has been, within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer of the Company; (ii) the Director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company, other than Director and committee fees and pension and other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service); (iii) the Director or an immediate family member is a current partner of a firm that is the Company’s internal or external auditor; (iv) the Director is a current employee of a firm that is the Company’s internal or external auditor; (v) the Director has an immediate family member who is a current employee of a firm that is the Company’s internal or external auditor and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; (vi) the Director or an immediate family member was within the last three years (but is no longer) a partner or employee of a firm that is the Company’s internal or external auditor and personally worked on the Company’s audit within that time; (vii) the Director or an immediate family is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee; or (viii) the Director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1,000,000 or two percent (2%) of such other company’s consolidated gross revenues.

In addition, the following commercial and charitable relationships will not be considered material relationships that would impair a director’s independence: (i) the Director (or an immediate family member of the Director) is, or during the last fiscal year has been, an affiliate or executive officer of another company (including banks or financial institutions) to which the Company was indebted, or to which such other company was indebted to the Company, during the last or current fiscal year and the total amount of indebtedness did not exceed two percent (2%) of the total consolidated assets of the indebted entity at the end of such fiscal year; (ii) the Director (or an immediate family member of the Director) is, or during the last fiscal year has been, an executive officer, director or trustee of a charitable organization where the Company’s annual discretionary charitable contributions to the charitable organization, in the last or current fiscal year did not exceed the greater of $1,000,000 or two percent (2%) of that organization’s consolidated gross revenues; (iii) the Director (or an immediate family member of a Director) is a member of, employed by, or of counsel to a law firm or investment banking firm that performs services for the Company, provided the payments made by the Company to the firm during a fiscal year do not exceed two percent (2%) of the firm’s gross revenues for the fiscal year, and the Director’s relationship with the firm is such that his or her compensation is not linked directly or indirectly to the amount of payments the firm receives from the Company; or (iv) a relationship arising solely from a Director’s position as a director of another company that engages in a transaction with the Company shall not be deemed a material relationship or transaction that would cause a Director to not be independent.

Finally, a Director who is a member of the Company’s Audit Committee will not be independent if such Director: (i) other than in his or her capacity as a member of the Audit Committee, the Board or any other Board committee, accepts directly or indirectly any consulting, advisory or other compensatory fee from the Company or any subsidiary (except for retirement benefits to the extent permitted by applicable SEC rules); or (ii) is an affiliated person (as defined by the SEC) of the Company or any subsidiary.

Generally, types of relationships not addressed by the NYSE rules or otherwise described above will not cause an otherwise independent Director to be considered not independent. For relationships that do not fall within the categories delineated above, the Directors who are otherwise independent under the guidelines will determine whether a relationship is material and, therefore, whether the Director would be independent.

After applying the standards set forth above in the Company’s Corporate Governance Guidelines, the Board determined that Ms. Marshall-Chapman and Messrs. Zeglis, Rust, Cox and Armstrong had no material relationship with the Company and that each is independent under the categorical standards and the applicable requirements of the NYSE and applicable law.

Director Identification, Evaluation and Nomination

General Principles and Procedures.    The Company is of the view that the continuing service of qualified incumbents promotes stability and continuity in the boardroom, contributing to the Board’s ability to work as a collective body, while giving the Company the benefit of familiarity and insight into the Company’s affairs that its Directors have accumulated during their tenure. Accordingly, the process for identifying nominees shall reflect the Company’s practice of re-nominating incumbent Directors who continue to satisfy the Nominating and Corporate Governance Committee’s (“Committee”) criteria for membership on the Board, whom the Committee believes continue to make important contributions to the Board and who consent to continue their service on the Board.

In general, and as more fully outlined in the Corporate Governance Guidelines, in considering candidates for election at annual meetings of stockholders, the Committee will (i) consider if the Director continues to satisfy the minimum qualifications for director candidates as set forth in the Corporate Governance Guidelines, (ii) assess the performance of the Director during the preceding term, and (iii) determine whether there exist any special, countervailing considerations against renomination of the Director.

If the Committee determines that (i) an incumbent Director consenting to re-nomination continues to be qualified and has satisfactorily performed his or her duties as Director during the preceding term, and (ii) there exist no reasons, including considerations relating to the composition and functional needs of the Board as a whole, why in the Committee’s view the incumbent should not be re-nominated, then the Committee will, absent special circumstances, propose the incumbent Director for re-election.

The Committee will identify and evaluate new candidates for election to the Board where there is no qualified and available incumbent, including for the purpose of filling vacancies or a decision of the Directors to expand the size of the Board. The Committee will solicit recommendations for nominees from persons that the Committee believes are likely to be familiar with qualified candidates. The Committee may also determine to engage a professional search firm to assist in identifying qualified candidates.

As to each recommended candidate that the Committee believes merits consideration, the Committee will (i) cause to be assembled information concerning the background and qualifications of the candidate, (ii) determine if the candidate satisfies the minimum qualifications required by the Company’s Corporate Governance Guidelines, (iii) determine if the candidate possesses any of the specific qualities or skills that the Committee believes must be possessed by one or more members of the Board, (iv) consider the contribution that the candidate can be expected to make to the overall functioning of the Board, and (v) consider the extent to which the membership of the candidate on the Board will promote diversity among the Directors.

Based on all available information and relevant considerations, the Committee will select and recommend to the Board a candidate who, in the view of the Committee, is most suited for membership on the Board.

Stockholder Recommendations.    The Committee shall consider recommendations for the nomination of qualified Directors submitted by holders of the Company’s shares entitled to vote generally in the election of Directors. The Committee will give consideration to these recommendations for positions on the Board where the Committee has determined not to re-nominate a qualified incumbent Director.

For each annual meeting of stockholders, the Committee will accept for consideration only one recommendation from any stockholder or affiliated group of stockholders. The Committee will only consider recommendations of nominees for Director who satisfy the minimum qualifications prescribed by the Company’s Corporate Governance Guidelines.

Only those recommendations whose submission complies with the following procedural requirements will be considered by the Committee: (1) Stockholder Nominations to the Committee. The Committee will consider qualified nominees recommended by stockholders who may submit recommendations to the Company’s Secretary at the Company’s headquarters address. To be considered by the Committee, stockholder nominations must be submitted before the Company’s fiscal year-end and must include the information listed in paragraph 2(i) and (ii)(a) and (c) below, together with a statement of the number of shares of Company stock beneficially owned by the stockholder making the nomination and by any other supporting stockholders. (2) Stockholder Nominations at the Annual Meeting. The By-laws of the Company provide that any stockholder who is entitled to vote for the election of Directors at a meeting called for such purpose may nominate persons for election to the Board. A stockholder desiring to nominate a person or persons for election to the Board must send a timely (see Stockholder Proposals on page 27) written notice to the Corporate Secretary setting forth in reasonable detail the following: (i) as to each person whom the stockholder proposes to nominate for election all information relating to such person that is required to be included in a proxy statement filed pursuant to the proxy rules of the SEC (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); and (ii) as to the stockholder giving notice (a) the name and address of the stockholder making the nomination, (b) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present the nomination, and (c) a description of all arrangements or understandings between the stockholder and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by the stockholder.

Candidates for Director who are properly recommended by the Company’s stockholders will be evaluated in the same manner as any other candidate for Director. The Committee may require the candidate to furnish other information as the Committee may reasonably request to assist the Committee in determining the eligibility of the candidate to serve as a Director. The Committee (or the presiding officer at any meeting of the stockholders) may disregard the purported nomination of any person not made in compliance with these procedures.

Director Qualification Standards

All persons nominated to serve as a Director of the Company should possess the following minimum qualifications more fully discussed in the Company’s Corporate Governance Guidelines: all candidates (i) must be individuals of personal integrity and ethical character; (ii) should be free of conflicts of interest that would materially impair his or her judgment; (iii) must be able to represent fairly and equally all stockholders of the Company; (iv) must have demonstrated achievement in business, professionally, or the like; (v) must have sound judgment; (vi) must have a general appreciation regarding major issues facing public companies of a size and operational scope similar to the Company; (vii) must have, and be prepared to devote, adequate time to the Board and its committees; and (viii) must not conflict with any Company term or age limits for Directors. Also, as part of the nomination process, the Committee will consider diversity in professional background, experience, expertise, perspective, age, gender, and ethnicity with respect to Board composition as a whole, and the Committee will also ensure that: (i) at least a majority of the Directors serving at any time on the Board are independent, as defined under the rules of the NYSE and applicable law; (ii) at least three of the Directors satisfy the financial literacy requirements required for service on the Audit Committee under the rules of the NYSE; and (iii) at least some of the independent Directors have experience as senior executives of a public or substantial private company.

These are only threshold criteria, however, and the Committee will also consider the contributions that a candidate can be expected to make to the collective functioning of the Board based upon the totality of the candidate’s credentials, experience and expertise, the composition of the Board at the time, and other relevant circumstances.

Communication with the Board

The Board has established several means for employees, stockholders and other interested persons to communicate their concerns to the Board. If the concern relates to the Company’s financial statements, accounting practices or internal controls, the concern may be submitted in writing to the Chairperson of the Audit Committee in care of the Company’s Secretary at the Company’s headquarters address. If the concern relates to the Company’s governance practices, business ethics or corporate conduct, the concern may be submitted in writing to the Chairperson of the Nominating and Corporate Governance Committee in care of the Company’s Secretary at the Company’s headquarters address. If the concern is intended for the non-management Presiding Director or the non-management Directors as a group, the concern may be submitted in writing to such non-management Director(s) in care of the Company’s Secretary at the Company’s headquarters address. If the employee, stockholder or other interested person is unsure as to which category his or her concern relates, he or she may submit it in writing to the

Board or any one of the Directors in care of the Company’s Secretary at the Company’s headquarters address. The Company’s headquarters address is 1437 South Boulder Avenue, Tulsa, OK 74119. In addition, any issue or concern may be addressed in a confidential or anonymous manner by submitting the same to the Company through its ethics hotline at 1-800-205-4913.

Each communication intended for any management or non-management Director(s) or for the entire Board of Directors and received by the Secretary which is related to the operation of the Company will be promptly forwarded to the specified party(ies).

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

The information contained in the following Summary Compensation Table for fiscal years 2005, 2004, and 2003 is furnished with respect to the named executive officers.

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
					Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)	(1) Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	(2) All Other Compensation ($)
Hans Helmerich	2005	528,958	780,000	1,378	—	90,000	—	65,642
President and	2004	517,318	158,000	1,177	—	90,000	—	33,766
CEO	2003	514,320	-0-	1,239	—	90,000	—	36,366

George S. Dotson	2005	451,233	393,000	654	—	60,000	—	10,500
Vice President and	2004	449,790	85,000	444	—	60,000	—	10,250
President of	2003	447,099	-0-	922	—	60,000	—	31,990
Drilling Subsidiary

Douglas E. Fears	2005	274,195	251,000	1,002	—	30,000	—	13,828
Vice President Finance	2004	268,162	48,000	735	—	30,000	—	12,097
and CFO	2003	266,526	-0-	936	—	30,000	—	22,408

Steven R. Mackey	2005	228,855	210,000	986	—	25,000	—	11,503
Vice President,	2004	223,819	40,000	689	—	25,000	—	8,489
General Counsel	2003	222,454	-0-	866	—	25,000	—	19,191
and Secretary

(1)	The amounts specified in this column represent payments of estimated tax liability with respect to Company-provided health and retirement benefits. The aggregate amount of perquisites and other personal benefits was less than either $50,000 or 10% of the total annual salary and bonus reported for each of the named executive officers.

(2)	With respect to each of the named executive officers, the amounts specified in this column represent the Company’s matching contributions to its 401(k) Plan and Non-qualified Supplemental Savings Plan on behalf of each such executive officer.

Stock Option Grants

The following table provides information with respect to stock options granted to the named executive officers during fiscal year 2005.

Option Grants in Last Fiscal Year

	Individual Grants
Name	Number of Securities Underlying Options Granted (#) (1)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh) (2)	Expiration Date	Grant Date Present Value $ (3)
Hans Helmerich	90,000	18.9%	32.02	12/1/14	794,200
George S. Dotson	60,000	12.6%	32.02	12/1/14	529,800
Douglas E. Fears	30,000	6.3%	32.02	12/1/14	264,900
Steven R. Mackey	25,000	5.3%	32.02	12/1/14	220,750

(1)	These options were granted pursuant to the Helmerich & Payne, Inc. 2000 Stock Incentive Plan and are nonqualified stock options which vest annually in 25% increments, beginning one year from the date of grant.

(2)	The exercise price is the fair market value of the Company’s stock on the grant date.

(3)	The hypothetical present values on grant date were calculated under a modified Black-Scholes model, which is a mathematical formula used to value options. This formula considers a number of factors in hypothesizing an option’s present value. Factors used to value the options include the stock’s expected annual volatility rate (36.52%), risk free rate of return (4.23%), dividend yield (1.03%), term (10 years), and discounts for forfeiture of unvested shares (21.21%) and reduced term on vested shares (20.68%).

The ultimate values of these options will depend on the future market price of the Company’s stock, which cannot be forecast with reasonable accuracy. The Company does not believe that the Black-Scholes model, whether modified or not modified, or any other valuation model, is a reliable method of computing the present value of the Company’s employee stock options. The actual value, if any, the optionee will realize will depend on the excess of the market value of the Company’s stock over the exercise price on the date of exercise.

Option Exercises and Holdings

The following chart sets forth information with respect to the named executive officers concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year.

Aggregated Option Exercises in Last Fiscal Year
and FY-End Option Values

Name	Shares Acquired On Exercise(#)	Value Realized($)	Number of Securities Underlying Unexercised Options at FY-End (#) Exercisable/ Unexercisable	Value of Unexercised In-the-money Options at FY-End ($) (1) Exercisable/ Unexercisable
Hans Helmerich	210,240	7,080,568	629,235/ 232,065	24,232,770/ 7,583,456

George S. Dotson	98,840	3,138,087	455,190/ 154,710	17,603,013/ 5,055,637

Douglas E. Fears	78,772	2,187,983	101,340/ 77,355	3,447,937/ 2,527,818

Steven R. Mackey	100,589	1,833,148	28,924/ 64,462	1,018,465/ 2,106,498

(1)	Fair market value used for computations in this column was $60.39 per share, which was the closing price of the Company’s common stock on September 30, 2005.

Summary of All Existing Equity Compensation Plans

The following chart sets forth information concerning the equity compensation plans of the Company as of September 30, 2005.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	3,256,697	$24.59527	741,875
Equity compensation plans not approved by security holders (2)	—	—	—
Total	3,256,697	$24.59527	741,875

(1)	Includes the 1990 Stock Option Plan, the 1996 Stock Incentive Plan and the 2000 Stock Incentive Plan of the Company.

(2)	The Company does not maintain any equity compensation plans that have not been approved by the stockholders.

Long-term Incentive Plans

The Company has no long-term incentive plans.

Pension Plans

During fiscal 2003, the Company revised its pension plan to close the pension plan to new participants effective October 1, 2003, and reduced benefit accruals for current participants through September 30, 2006, at which time benefit accruals will be discontinued and the plan frozen.

The pension benefit under the Company’s pension plan for time periods prior to October 1, 2003, is calculated pursuant to the following formula:

Compensation x 1.5% = Annual Pension Benefit.

The pension benefit for the period commencing October 1, 2003 through September 30, 2006, is calculated as follows:

Compensation x 0.75% = Annual Pension Benefit.

Pension benefits, which are accrued annually, are determined based on compensation received throughout a participant’s career. “Compensation” includes salary, bonus, vacation pay, sick pay, Section 401(k) elective deferrals, and Section 125 “cafeteria plan” deferrals. Therefore, the pension benefit is not determined primarily by final compensation and years of service.

Based upon these formulas and an age 65 retirement date, the estimated annual benefits payable to each named executive officer at retirement are:

Name	Current Age	Annual Retirement Benefit (1)
Hans Helmerich	47	$154,074
George S. Dotson	65	$165,542
Douglas E. Fears	56	$ 63,802
Steven R. Mackey	55	$ 58,288

(1)	The annual retirement benefit has not been reduced for statutory compensation and benefit limits, as amounts over these limits would be payable pursuant to the Supplemental Retirement Income Plan for Salaried Employees of Helmerich & Payne, Inc. The benefits listed above are computed as a straight single life annuity and do not contemplate any reduction for Social Security or other offset amounts.

Report on Repricing of Options

There were no adjustments or amendments to the exercise price of stock options previously awarded to any of the named executive officers during the last fiscal year.

Compensation Committee Interlocks and Insider Participation

During fiscal 2005, the members of the Company’s Human Resources Committee were Ms. Marshall-Chapman and Messrs. Armstrong and Zeglis. No executive officer or Director of the Company has any relationship covered by the Compensation Committee Interlock and Insider Participation regulations.

Employment Contracts and Termination of Employment and Change-of-Control Arrangements

Each of the named executive officers has entered into a Change of Control Agreement with the Company. If the Company terminates a named executive officer’s employment within 24 months after a change of control other than for cause, disability, death or the occurrence of a substantial downturn, or if any of the named executive officers terminates his employment for good reason within 24 months after a change of control (as such terms are defined in the Change of Control Agreement), any options or restricted stock granted to any of the named executive officers will vest in full and the Company will be required to pay or provide (i) a lump sum payment equal to two and one-half (2-1/2) times the base salary and annual bonus of Mr. Hans Helmerich and two (2) times the base salary and annual bonus of the other named executive officers, (ii) 24 months of benefit continuation, (iii) a prorated annual bonus, and (iv) up to $5,000 for out-placement counseling services; provided that the payments and benefits shall be provided only if a named executive officer executes and does not revoke a release of claims in the form attached to the Change of Control Agreement. The Change of Control Agreement is automatically renewed for successive two-year periods unless terminated by the Company.

The Helmerich & Payne, Inc. 1990 Stock Option Plan, the Helmerich & Payne, Inc. 1996 Stock Incentive Plan and the Helmerich & Payne, Inc. 2000 Stock Incentive Plan contain a provision whereby all stock options and restricted stock will automatically become fully vested and immediately exercisable in the event of a “change of control” of the Company, as defined in such plans.

If a named executive officer dies prior to age 65 while employed by the Company or after having retired under the Company’s pension plan, then pursuant to an agreement with each named executive officer, the surviving spouse of such deceased executive will be paid $2,250 per month for 120 consecutive months, commencing upon the date of death. Alternatively, if the named executive officer remains in the employment of the Company until age 65 or has retired under the provisions of the Company’s pension plan, then commencing on his 65th birthday such executive officer shall be paid $225 per month for 120 consecutive months.

HUMAN RESOURCES COMMITTEE REPORT

All decisions about equity awards under the Company’s equity-based compensation plans are made by the Human Resources Committee of the Board (“Committee”) and reported to the independent Directors as a group. All other decisions by the Committee relating to compensation of the Company’s executive officers are reviewed and approved by the other independent Directors as a group. Generally, the Committee meets in December following the end of a particular fiscal year to consider prospective calendar year salary adjustments and equity-based compensation, as well as to consider bonus compensation for executive officers for the prior fiscal year. The Committee also meets at other times during the year to review the structure of incentive compensation for executive officers, trends in executive compensation, alignment of executive compensation with stockholders’ interests, and other factors relevant to establishing appropriate compensation.

Executive Officer Compensation Policies

The fundamental objectives of the Company’s executive compensation policies are to ensure that executives are compensated in a manner that advances the interests of the stockholders while also ensuring that the Company is able to attract and retain qualified executives. In light of these objectives, the Company has designed its executive compensation policies to provide competitive levels of compensation that integrate pay with the Company’s performance, and to recognize individual initiative and achievements. The Committee relies in part on compensation studies for the determination of competitive compensation. These studies include salary and bonus compensation data from several competitor companies including certain of those companies contained within the S&P 500 Oil & Gas Drilling Index. Also, when the Committee contemplates the awarding of stock options or restricted stock to its executives, it considers, among other things, the nature and value of stock awards made by competitor companies to their executive officers. In order to implement these objectives, the Company has developed a compensation package consisting of salary, annual bonus, and annual awards of stock options and/or restricted stock. Salary and bonus are primarily designed to reward current and past performance. Base salaries are set to recognize individual performance while attempting to generally approximate the median level of base salaries among the Company’s competitors. Annual bonuses to executive officers are awarded based upon the performance criteria and other factors contained within the bonus plan described below. Awards of stock options and/or restricted stock are primarily designed to tie a portion of each executive’s compensation to long-term future performance of the Company. The Committee believes that stock ownership by management through stock-based compensation arrangements is beneficial in aligning management’s and stockholders’ interests. The value of these awards will increase or decrease based upon the future price of the Company’s stock.

During fiscal 2005, the Committee, with the assistance of its independent compensation consulting firm, reviewed the Company’s executive compensation practices. As a result of such review, no material changes were made to such executive compensation practices.

At the outset of each fiscal year, each of the executive officers is assigned a target bonus award opportunity expressed as a percentage of base salary. Pursuant to the terms of the annual bonus plan, an executive officer’s bonus opportunity is based upon three weighted corporate performance criteria. These performance criteria and their weighting are: earnings per share (35%); return on invested capital (35%); and operating earnings before interest, taxes, depreciation and amortization (30%). Each performance criterion is assigned a threshold, target, as well as a higher reach objective based upon the operating and capital budget approved by the Board. Actual fiscal year financial results are compared to plan targets in order to determine the amount of any executive officer bonus. The bonus, if any, is then subject to being increased or decreased by up to 30% based on the Committee’s overall assessment of the Company’s operational success and the Company’s stockholder returns relative to the stockholder returns of the Company’s competitors.

Within this framework, the Committee determined that the reach objective for all three performance criteria had been exceeded in fiscal 2005, and that the annual bonus for all named executive officers be increased by 30% due to the Company’s success in exceeding certain operational objectives and the improvement in relative stockholder return.

During fiscal 2005, stock options were awarded to the executive officers and other key employees. In making these stock option awards, the Committee considered both individual performance and the value of stock option awards made by competitors.

Section 162(m) of the Internal Revenue Code provides that certain compensation to certain executive officers in excess of $1 million annually will not be deductible for federal income tax purposes. The Committee generally prefers to optimize the deductibility of compensation paid to the Company’s executive officers. However, if future compliance with Section 162(m) conflicts with the Company’s compensation policy or what is believed to be in the best interests of the Company or its stockholders, then future compensation arrangements may not be fully deductible under Section 162(m).

Compensation Paid to the Chief Executive Officer

Mr. Helmerich’s compensation is determined in the same manner as described for the other executive officers. For fiscal 2005, Mr. Helmerich was paid a $780,000 bonus and was granted a 4% salary increase for calendar 2006. In approving the bonus, the Committee considered the Company’s success in the expansion of its rig fleet and the fleet’s high utilization on multi-year term contracts as well as the improvement in relative stockholder return.

In fiscal 2005, the Committee awarded Mr. Helmerich stock options to purchase 90,000 shares of stock. The Committee based this award on its subjective assessment of Mr. Helmerich’s performance as CEO and the value of stock options awarded to competitor CEOs.

Submitted By The Human Resources Committee

William L. Armstrong	Paula Marshall-Chapman	John D. Zeglis

Audit Committee Report

In conjunction with its activities during the fiscal year ended September 30, 2005, the Audit Committee has reviewed and discussed the Company’s audited financial statements with management of the Company. The members of the Audit Committee have also discussed with the Company’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 as amended. The Audit Committee has received from the Company’s independent accountant the written disclosures and the letter required by Independence Standards Board Standard No. 1 and has discussed with the independent accountant the independent accountant’s independence. Based on the foregoing review and discussions, the Audit Committee recommended to the Company’s Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the Company’s fiscal year ended September 30, 2005.

Submitted By The Audit Committee

Glenn A. Cox	Edward B. Rust, Jr.	John D. Zeglis

Performance Graph

The following performance graph reflects the yearly percentage change in the Company’s cumulative total stockholder return on common stock as compared with the cumulative total return of the S&P 500 Index and the S&P 500 Oil & Gas Drilling Index. All cumulative returns assume reinvestment of dividends and are calculated on a fiscal year basis ending on September 30 of each year.

CUMULATIVE TOTAL RETURN ON COMMON STOCK

INDEXED RETURNS

	Sep00	Sep01	Sep02	Sep03	Sep04	Sep05
HELMERICH & PAYNE, INC.	$ 100	$ 72.85	$ 96.41	$ 98.49	$ 109.45	$ 232.21
S&P 500 INDEX	100	73.38	58.35	72.58	82.65	92.78
S&P 500 OIL & GAS DRILLING INDEX	100	46.25	50.60	54.57	78.28	124.15

Director Compensation

Each non-employee Director receives a quarterly retainer of $7,500. The Audit Committee chair receives a quarterly retainer of $2,500 and the Human Resources Committee and Nominating and Corporate Governance Committee chairs each receive a quarterly retainer of $1,250. In addition, each member of the Audit Committee receives a quarterly retainer of $1,250. Also, each non-employee Director receives an annual option to purchase shares of common stock of the Company pursuant to the Helmerich & Payne, Inc. 2000 Stock Incentive Plan which have a value of $30,000 on the date of grant.

All non-employee Directors are reimbursed for expenses incurred in connection with the attending of Board or Committee meetings. Mr. W. H. Helmerich, III receives no compensation from the Company for serving as its Chairman of the Board, nor do the employee Directors receive compensation for serving on the Board.

The Directors may participate in the Company’s Director Deferred Compensation Plan (“Plan”). The Plan permits each Director to defer into a separate account maintained by the Company all or a portion of such Director’s cash compensation paid by the Company for services as a Director. A Director may select between two deemed investment alternatives, being an interest investment alternative and a stock unit investment alternative. The interest investment alternative provides for the payment of interest on deferred amounts in the Director’s account at a rate equal to prime plus one percent. The stock unit investment alternative provides that the Company shall credit the Director’s account with the number of stock units determined by dividing the Director’s deferred compensation amount by the fair market value of a share of the Company’s common stock on the compensation deferral date. The Director’s account shall also be credited with any dividends that would have been paid by the Company had the Director held actual shares of the Company’s common stock. The account balance attributable to the stock unit investment alternative may increase or decrease depending upon fluctuations in the value of the Company’s common stock and the distribution of dividends. The stock units credited to a Director’s account is used solely as a device for the determination of the amount of cash payment to be distributed to the Director under the Plan. No Director would be entitled to a distribution of actual shares of the Company’s common stock or to any other stockholder rights with respect to the stock units credited under the Plan. Except for emergency withdrawals and a change of control event (as defined in the Plan), the deferred cash amounts in a Director’s account would not be paid until he or she ceases to be a Director. The Plan does not create a trust and the participating Directors would be general unsecured creditors of the Company. Since employee Directors do not receive compensation for serving on the Board, only non-employee Directors shall be able to participate in the Plan. The Plan is to be interpreted and administered by the Human Resources Committee of the Board.

It is anticipated that there will be four regularly scheduled meetings of the Board during fiscal 2006.

Transactions with Management and Others

Mr. W. H. Helmerich, III, Chairman of the Board, retired from the Company in December of 1989. Pursuant to a consulting agreement with the Company, he receives $154,800 per calendar year, plus reimbursement of reasonable business, travel, and other expenses in consideration of his agreement to provide advisory and consulting services (exclusive of services rendered by Mr. Helmerich as Chairman of the Board) to the Company. The consulting agreement is automatically renewed for successive one-year terms unless terminated by the Company or Mr. W. H. Helmerich, III.

Mr. Rik Helmerich is a son of Mr. W. H. Helmerich, III and the brother of Mr. Hans Helmerich. The Company owns an outdoor shopping mall and leases space, at competitive rates, to one restaurant which is partially owned by Mr. Rik Helmerich. The restaurant also leases warehouse space, at competitive rates, from the Company. The annual rental paid by such restaurant to the Company in fiscal 2005 totaled $91,463.66.

Section 16(a) Beneficial Ownership Reporting Compliance

For the fiscal year ended September 30, 2005, all reports were filed on a timely basis with the SEC, except Douglas E. Fears, Vice President, Finance and CFO of the Company, filed one Form 4 on February 14, 2005, rather than the due date of February 4, 2005. This report related to the disposition of 1,319 shares of the Company’s common stock. In making this disclosure, the Company has relied solely upon the written representations of its Directors and executive officers, and copies of the reports they have filed with the SEC.

Independent Accountants

The independent public accounting firm selected by the Company for the current year which audited the accounts of the Company for the fiscal year most recently completed is Ernst & Young LLP. Representatives of Ernst & Young LLP are expected to be present at the stockholders’ meeting with the opportunity to make a statement if they so desire and to respond to appropriate questions.

Audit Fees

The following table sets forth the aggregate fees and costs paid to Ernst & Young LLP during the last two fiscal years for professional services rendered to the Company:

	Years Ended September 30
	2005	2004
Audit Fees (1)	$1,028,405	$388,142
Audit-Related Fees (2)	49,250	51,380
Tax Fees (3)	125,562	98,192
All Other Fees	—	—
Total	$1,203,217	$537,714

(1)	For services for auditing the annual financial statements for the years ended September 30, 2005 and 2004 and the reviews of the financial statements included in the Company’s Form 10-Q reports and statutory audits required internationally. The fees for fiscal 2005 include fees related to the audit for internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002.

(2)	For the audits of the Company’s Employee Retirement Plan, 401(k) Savings Plan, Flexible Benefits Plan and Maintenance Costs of Common Area Facilities for a wholly-owned subsidiary.

(3)	For services rendered for tax compliance, tax advice and tax planning, including expatriate tax services.

The Audit Committee reviews and pre-approves audit and non-audit services performed by the Company’s independent public accountant as well as the fee charged for such services. Pre-approval is generally provided for up to one year, is detailed as to the particular service or category of service and is subject to a specific budget. The Audit Committee may also pre-approve particular services on a case-by-case basis. The Audit Committee may delegate pre-approval authority for such services to one or more of its members, whose decisions are then presented to the full Audit Committee at its next scheduled meeting. For fiscal 2005, all of the audit and non-audit services provided by the Company’s independent public accountant were pre-approved by the Audit Committee in accordance with the Audit Committee Charter. In its review of all non-audit service fees, the Audit Committee considers among other things, the possible effect of such services on the auditor’s independence.

PROPOSAL 2 — APPROVAL OF HELMERICH & PAYNE, INC.
2005 LONG-TERM INCENTIVE PLAN

Subject to approval by the Company’s stockholders, the Company’s Board of Directors has approved the Helmerich & Payne, Inc. 2005 Long-Term Incentive Plan, which is referred to below as the “Plan.” The description of the Plan contained herein is qualified in its entirety by reference to the complete text of the Plan.

The Plan authorizes the Human Resources Committee of the Company’s Board of Directors to grant nonqualified and incentive stock options, restricted stock awards, stock appreciation rights and performance units to selected employees. The Plan also authorizes the grant of nonqualified stock options, restricted stock awards, stock appreciation rights and performance units to non-employee Directors. A total of 2,000,000 shares of common stock have been authorized for award under the Plan.

Prior to stockholder approval of the Plan, the Helmerich & Payne, Inc. 2000 Stock Incentive Plan is the only plan under which stock-based awards may be granted. In December of 2005, the Human Resources Committee awarded 307,225 shares (with an exercise price of $60.475) to Company employees and non-employee Directors, and 101,500 shares of restricted stock to Company employees. Once approved, the Plan would govern all future grants of stock-based awards to employees and non-employee Directors and no additional stock-based awards would be made from the Company’s 2000 Stock Incentive Plan. As a consequence, 334,992 shares of common stock eligible for grant under the 2000 Stock Incentive Plan will be forfeited upon stockholder approval of the Plan.

As of January 18, 2006, the total securities to be issued upon exercise of outstanding options, warrants and rights totaled 3,335,795 shares, together with a total of 106,500 outstanding shares of restricted stock. Also, as of January 18, 2006, the weighted-average exercise price and the weighted-average term for outstanding options, warrants and rights equaled $28.0023 and 6.19 years, respectively.

Purpose

The purpose of the Plan is to create incentives designed to motivate selected employees to significantly contribute toward the growth and profitability of the Company. The shares under the Plan will enable the Company to attract and retain experienced employees who, by their positions, abilities and diligence, are able to make important contributions to the Company’s success.

Key Limitations

Key limitations of the Plan include:

•	a prohibition against the repricing of stock options;

•	a prohibition against granting options or stock appreciation rights with an exercise price less than the fair market value of the Company’s common stock on the date of grant;

•	of the 2,000,000 shares authorized for issuance under the Plan, only 1,000,000 may be granted as incentive stock options;

•	the Plan contains a readjustment provision in which shares granted as restricted stock awards or as stock appreciation rights or performance units settled in shares of common stock will be counted against this limit as 1.80 shares for each share granted;

•	a maximum ten-year life for any award made under the Plan;

•	a prohibition against transfer of stock options to third parties for consideration;

•	the following award limits:

••	the maximum number of shares that may be awarded in the form of options or SARs to an employee in any calendar year is 300,000;

••	the maximum number of shares that may be awarded in the form of restricted stock awards or performance units to an employee in any calendar year is 150,000.

Administration

The Plan is administered by the Human Resources Committee. The Human Resources Committee is responsible for selection of employees and non-employee Directors for awards and for determination of the nature of their awards. The Human Resources Committee is responsible for the administration of awards granted to participants.

Eligibility for Participation

Any employee of the Company and its subsidiaries and affiliated entities and any non-employee Director is eligible to participate in the Plan, but awards are generally limited to no more than 100 participants. Subject to the provisions of the Plan, the Human Resources Committee has exclusive power in selecting participants from among the eligible key employees and non-employee Directors.

Types of Awards

The Plan provides that any or all of the following types of awards may be granted:

•	nonqualified stock options and stock options intended to qualify as “incentive stock options” under Section 422 of the Internal Revenue Code;

•	restricted stock;

•	stock appreciation rights (SARs); and

•	performance units; provided that non-employee Directors may not be awarded incentive stock options.

Stock Options.    The Human Resources Committee may grant awards under the Plan in the form of options to purchase shares of the Company’s common stock. The Human Resources Committee will have the authority to determine the terms and conditions of each option, the number of shares subject to the option, and the manner and time of the option’s exercise.

The exercise price of an option may not be less than the fair market value of the Company’s common stock on the date of grant. The fair market value of shares of common stock subject to options is determined by the average of the highest and lowest sales prices as reported on the New York Stock Exchange on the date the value is to be determined. The exercise price of an option may be paid in cash, in shares of the Company’s common stock or a combination of both; provided that, the exercise price (including required withholding taxes) is paid using shares of the Company’s common stock only to the extent such exercise would not result in an additional compensation expense to the Company for financial accounting purposes. The Human Resources Committee may permit the exercise of stock options through a broker-dealer acting on a participant’s behalf in accordance with procedures adopted by the Company to ensure that the arrangement will not constitute a personal loan to the participant. Unless terminated earlier, the stock options granted under the Plan expire no more than ten years from the date of the grant.

Restricted Stock Awards.    Shares of restricted stock awarded under the Plan will be subject to the terms, conditions, restrictions and/or limitations, if any, that the Human Resources Committee deems appropriate, including restrictions on continued employment. The Human Resources Committee may also restrict vesting to the attainment of specific performance targets it establishes that are based upon one or more of the following criteria:

•	Operational Criteria: average day rates, rig margin, rig revenue, safety and utilization.

•	Financial Criteria: cash flow, debt to cash flow, debt to EBITDA, debt to equity ratios, dividend growth, dividend maintenance, earnings (net income, earnings before interest, taxes, depreciation and amortization), EBITDA on interest, general and administrative expenses, net income, pre-tax income, profit returns/margins, return on assets, return on equity, return on invested capital and revenues.

•	Stock Performance Criteria: stock price appreciation, total stockholder return, and relative stock price performance.

Each restricted stock award will require a minimum restriction period of three years, unless vesting is based upon specified performance goals and measures or the shares of restricted stock are issued in lieu of cash compensation.

Stock Appreciation Rights.    A stock appreciation right permits the employee to receive an amount (in cash, common stock, or a combination thereof) equal to the number of stock appreciation rights exercised by the employee multiplied by the excess of the fair market value of common stock on the exercise date over the stock appreciation rights’ exercise price. Stock appreciation rights may or may not be granted in connection with the grant of an option. The term of any stock appreciation rights granted under the Plan cannot exceed ten years from the date of the grant. The exercise price of stock appreciation rights granted under the Plan cannot be less than the fair market value of a share of common stock on a date the stock appreciation right is granted. A stock appreciation right may be exercised in whole or in such installments and at such times as determined by the Human Resources Committee.

Performance Units.    The Plan permits grants of performance units, which are rights to receive cash or common stock based upon the achievement of performance goals established by the Human Resources Committee. Such awards are subject to the fulfillment of conditions that may be established by the Human Resources Committee including, without limitation, the achievement of performance targets based upon the factors described above relating to restricted stock awards.

Termination of Employment

If a participant’s employment is terminated, all unvested awards will terminate unless the Human Resources Committee accelerates vesting of the award. The Human Resources Committee is not permitted to accelerate vesting of an award if it would result in an acceleration of the minimum vesting periods for restricted stock described above except in the case of death, disability or retirement. Vested options and stock appreciation rights must be exercised within three months of termination except in the case of death, disability or retirement. Incentive Stock Options will be exercisable for a period of one year following termination due to death or disability. Nonqualified stock options and stock appreciation rights will be exercisable for the remaining term of the awards if termination of employment is due to death, disability or retirement.

Eligible Directors will have the remaining term of the award following termination of service to exercise vested nonqualified stock options or stock appreciation rights. The unvested portion of any award will be forfeited upon an eligible Director’s termination of service unless vesting is accelerated by the Human Resources Committee.

Amending the Plan

The Company’s Board of Directors may amend the Plan at any time. The Company’s Board of Directors, may not, without stockholder approval, adopt any amendment that would increase the maximum number of shares that may be granted under the Plan (except for certain antidilution adjustments described in the “Automatic Adjustment Features” section of this document), materially modify the Plan’s eligibility requirements or materially increase the benefits provided to participants under the Plan.

Change of Control Event

The unvested portion of any outstanding awards under the Plan will be accelerated upon a change of control event.

Plan Benefits

No awards will be made under the Plan until stockholder approval.

Future benefits under the Plan are not currently determinable. During fiscal 2005, stock options were granted under the 2000 Stock Incentive Plan (the “2000 Plan”) to the Company’s named executive officers to purchase 205,000 shares at an exercise price of $32.02 per share. The number of stock options granted to each named executive officer is set forth in the table captioned Option Grants In Last Fiscal Year on page 13 of this Proxy Statement. Stock options were granted under the 2000 Plan to all other employees of the Company as a group to purchase 258,000 shares of common stock at an exercise price of $32.02 per share, and 5,000 shares of restricted stock were granted to all other employees of the Company as a group. Stock options were granted to non-employee Directors of the Company as a group to purchase 12,624 shares of common stock at an exercise price of $32.02 per share.

Automatic Adjustment Features

The Plan provides for the automatic adjustment of the number and kind of shares available under it, and the number and kind of shares subject to outstanding awards in the event the Company’s common stock is changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or another corporation, or if the number of shares of the Company’s common stock is increased through a stock dividend. The Plan also provides that the Human Resources Committee may adjust the number of shares available under the Plan and the number of shares subject to any outstanding awards if, in the Human Resources Committee’s opinion, any other change in the number or kind of shares of the Company’s outstanding common stock equitably requires such an adjustment.

U.S. Federal Tax Treatment

Incentive Stock Option Grant/Exercise. A participant who is granted an incentive stock option does not realize any taxable income at the time of the grant or at the time of exercise (except for alternative minimum tax). Similarly, the Company is not entitled to any deduction at the time of grant or at the time of exercise. If the participant makes no disposition of the shares acquired pursuant to an incentive stock option before the later of two years from the date of grant of such option or one year from the date of the exercise of such shares by the participant, any gain or loss realized on a subsequent disposition of the shares will be treated as a long-term capital gain or loss. Under such circumstances, the Company will not be entitled to any deduction for federal income tax purposes.

Nonqualified Stock Option and Stock Appreciation Right Grant/Exercise.    A participant who is granted a nonqualified stock option or SAR does not have taxable income at the time of grant. Taxable, ordinary income occurs at the time of exercise in an amount equal to the difference between the exercise price of the shares and the market value of the shares on the date of exercise. The Company is entitled to a corresponding deduction for the same amount.

Restricted Stock Award.    A participant who has been granted an award in the form of restricted stock will not realize taxable income at the time of the grant, and the Company will not be entitled to a deduction at the time of the grant, assuming that the restrictions constitute a substantial risk of forfeiture for U.S. income tax purposes. When such restrictions lapse, the participant will receive taxable, ordinary income (and have tax basis in the shares) in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The Company will be entitled to a corresponding deduction. The participant may elect to include the value of his restricted stock award as income at the time it is granted under Section 83(b) of the Code, and the Company will take a corresponding income tax deduction at such time.

Performance Units.    The federal income tax consequences of performance units will vary depending upon the individual structure of the award. Generally, the performance unit will be taxable upon payment.

Section 162(m).    Awards of options and stock appreciation rights granted under the Plan will automatically qualify for the “performance-based compensation” exception under Section 162(m) of the Code pursuant to their expected terms. In addition, awards of restricted stock or performance units may qualify under Section 162(m) if they are granted in accordance with the performance conditions referenced in the Plan. Under Section 162(m), the terms of the award must state, in terms of an objective formula or standard, the method of computing the amount of compensation payable under the award, and must preclude discretion to increase the amount of compensation payable under the terms of the award.

Awards to Directors and persons living outside the United States.    The grant and exercise of options and other awards authorized under the Plan to non-employee Directors and to employees outside the United States may be taxed on a different basis.

As of January 9, 2006, the closing price of the Company’s common stock as reported on the New York Stock Exchange was $67.00 per share. As of January 9, 2006, the market value of the common stock underlying the options available for issuance under the Plan was $134,000,000.

THE COMPANY’S BOARD HAS UNANIMOUSLY APPROVED THE ADOPTION OF THE HELMERICH & PAYNE, INC. 2005 LONG-TERM INCENTIVE PLAN AND UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE ADOPTION OF THE HELMERICH & PAYNE, INC. 2005 LONG-TERM INCENTIVE PLAN.

Tabulation of Votes

With regard to the election of Directors (Proposal 1), stockholders may vote in favor of all nominees, withhold their votes as to all nominees, or withhold their votes as to specific nominees. With regard to the proposal to adopt the Helmerich & Payne, Inc. 2005 Long-Term Incentive Plan (Proposal 2), stockholders may vote for said Plan, vote against said Plan or abstain from voting. If a stockholder does not specify on the enclosed and returned proxy card (or when giving the stockholder’s proxy by telephone or over the Internet) how to vote the stockholder’s shares, such shares will be voted FOR the nominees listed above as “Nominees for Directors of the Third Class” and FOR adoption of the Helmerich & Payne, Inc. 2005 Long-Term Incentive Plan. The proxies executed and returned on the enclosed form (or delivered via telephone or over the Internet) can be voted only for the named nominees. If any one of the nominees is not a candidate at the Annual Meeting, an event which management does not anticipate, the proxies (whether given on the enclosed form, by telephone, or over the Internet) will be voted for a substitute nominee. The election of Directors will require the affirmative vote of a plurality of the shares of common stock voting in person or by proxy at the Annual Meeting. In all matters other than election of Directors, a majority of shares of common stock voting in person or by proxy is required for approval. Abstentions and broker non-votes shall not be counted except for purposes of determining the presence of a quorum at the meeting. Each outstanding share of the Company’s common stock will be entitled to one vote on each matter considered at the meeting.

ADP will tabulate all votes which are received prior to the date of the Annual Meeting. The Company has appointed two employee inspectors to receive ADP’s tabulation, to tabulate all other votes, and to certify the voting results.

Stockholder Proposals

The Company’s annual meeting for 2007 will be held Wednesday, March 7, 2007. Any stockholder wishing to submit a proposal to the vote of the stockholders at such 2007 annual meeting must submit such proposal or proposals in writing to the Company at its headquarters in Tulsa, Oklahoma, Attention: Corporate Secretary, on or before September 28, 2006, in order for such proposal or proposals to be considered for inclusion in the Company’s proxy statement and accompanying proxy. For any other proposal that a stockholder wishes to have considered at the Company’s 2007 annual meeting, the Corporate Secretary must receive written notice of such proposal during the period beginning December 22, 2006, and ending January 16, 2007. Proposals which are not received in such time period will be considered untimely and the persons serving as proxies will have discretion on whether to vote on such matters at the meeting. In addition, proposals must also comply with the Company’s By-laws and the rules and regulations of the SEC.

Executive Officers

The names, ages and other information for the Company’s executive officers is incorporated by reference to Item 4A of Part I of the Company’s Annual Report on Form 10-K for the fiscal 2005 filed with the SEC on December 13, 2005.

Other Matters

As of this date, management knows of no business which will come before the meeting other than that set forth in the notice of said meeting. If any other matter properly comes before the meeting, the persons named as proxies will vote on it in accordance with their best judgment.

By Order of the Board of Directors

STEVEN R. MACKEY
Secretary

Dated: January 26, 2006

APPENDIX “A”

HELMERICH & PAYNE, INC.
2005 LONG-TERM INCENTIVE PLAN

ARTICLE I
PURPOSE

SECTION 1.1    Purpose.    This 2005 Long-Term Incentive Plan (the “Plan”) is established by Helmerich & Payne, Inc., a Delaware corporation (the “Company”) to create incentives which are designed to motivate Participants to put forth maximum effort toward the success and growth of the Company and to enable the Company to attract and retain experienced individuals who by their position, ability and diligence are able to make important contributions to the Company’s success. Toward these objectives, the Plan provides for the grant of Options, Restricted Stock Awards, SARs and Performance Units to Eligible Employees and the grant of Nonqualified Stock Options, Restricted Stock Awards, SARs and Performance Units to Eligible Directors, subject to the conditions set forth in the Plan.

SECTION 1.2    Establishment.    The Plan is effective as of December 6, 2005 and for a period of ten years thereafter. The Plan shall continue in effect after such ten-year period until all matters relating to the payment of Awards and administration of the Plan have been settled.

The Plan is subject to the approval by the holders of a majority of the outstanding shares of Common Stock present, or represented, and entitled to vote at a meeting called for such purpose, which approval must occur within the period ending twelve months after the date the Plan is adopted by the Board. No Awards under the Plan may be granted prior to receipt of shareholder approval.

SECTION 1.3    Shares Subject to the Plan.    Subject to the limitations set forth in the Plan, Awards may be made under this Plan for a total of 2,000,000 shares of Common Stock. Any shares granted as Restricted Stock Awards or as SARs or Performance Units settled in shares of Common Stock shall be counted against this limit as 1.80 shares for each share granted. Any shares granted as Options shall be counted against this limit as one share for each share granted. Provided further, that a maximum of 1,000,000 shares of the total authorized under this Section 1.3 may be granted as Incentive Stock Options. The limitations of this Section 1.3 shall be subject to the adjustment provisions of Article IX.

ARTICLE II
DEFINITIONS

SECTION 2.1    “Account” means the recordkeeping account established by the Company to which will be credited an Award of Performance Units to a Participant.

SECTION 2.2    “Affiliated Entity” means any corporation, partnership or limited liability company or other form of legal entity in which a majority of the partnership or other similar interest thereof is owned or controlled, directly or indirectly, by the Company or one or more of its Subsidiaries or Affiliated Entities or a combination thereof. For purposes hereof, the Company, a Subsidiary or an Affiliated Entity shall be deemed to have a majority ownership interest in a partnership or limited liability company if the Company, such Subsidiary or Affiliated Entity shall be allocated a majority of partnership or limited liability company gains or losses or shall be or control a managing director or a general partner of such partnership or limited liability company.

SECTION 2.3    “Award” means, individually or collectively, any Option, Restricted Stock Award, SAR or Performance Unit granted under the Plan to an Eligible Employee by the Committee or any Nonqualified Stock Option, Performance Unit, SAR or Restricted Stock Award granted under the Plan to an Eligible Director by the Committee.

SECTION 2.4    “Award Agreement” means any written instrument that establishes the terms, conditions, restrictions, and/or limitations applicable to an Award in addition to those established by this Plan and by the Committee’s exercise of its administrative powers.

SECTION 2.5    “Board” means the Board of Directors of the Company.

SECTION 2.6    “Change of Control Event” means each of the following:

(i)    The acquisition after the Effective Date of this Plan by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 15% or more of either (1) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (D) any acquisition previously approved by at least a majority of the members of the Incumbent Board (as such term is hereinafter defined), (E) any acquisition approved by at least a majority of the members of the Incumbent Board within five business days after the Company has notice of such acquisition, or (F) any acquisition by any corporation pursuant to a transaction which complies with clauses (1), (2), and (3) of subsection (iii) of this Section 2.6; or

(ii)    Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, appointment or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for purposes of this definition, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)    Approval by the shareholders of the Company of a reorganization, share exchange, merger (a “Business Combination”), in each case, unless, following such Business Combination, (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination will beneficially own, directly or indirectly, more than 70% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction will own the Company through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) will beneficially own, directly or indirectly, 15% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination or were elected, appointed or nominated by the Board; or

(iv)    Approval by the shareholders of the Company of (1) a complete liquidation or dissolution of the Company or, (2) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (A) more than 70% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) less than 15% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors will be beneficially owned, directly or indirectly, by any Person (excluding any employee benefit plan (or related trust) of the Company or such corporation), except to the extent that such Person owned 15% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities prior to the sale or disposition, and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such sale or other disposition of assets of the Company or were elected, appointed or nominated by the Board.

SECTION 2.7    “Code” means the Internal Revenue Code of 1986, as amended. References in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

SECTION 2.8    “Committee” means the Human Resources Committee of the Board.

SECTION 2.9    “Common Stock” means the common stock, par value $.10 per share, of the Company, and after substitution, such other stock as shall be substituted therefore as provided in Article IX.

SECTION 2.10    “Date of Grant” means the date on which the grant of an Award is authorized by the Committee or such later date as may be specified by the Committee in such authorization.

SECTION 2.11    “Disability” means the Participant is unable to continue employment by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months. For purposes of this Plan, the determination of Disability shall be made in the sole and absolute discretion of the Committee.

SECTION 2.12    “Eligible Employee” means any employee of the Company, a Subsidiary, or an Affiliated Entity as approved by the Committee.

SECTION 2.13    “Eligible Director” means any member of the Board who is not an employee of the Company, a Subsidiary or an Affiliated Entity.

SECTION 2.14    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

SECTION 2.15 “Fair Market Value” means (i) during such time as the Common Stock is listed upon the New York Stock Exchange or other exchanges or the Nasdaq/National Market System, the average of the highest and lowest sales prices of the Common Stock as reported by such stock exchange or exchanges or the Nasdaq/National Market System on the day for which such value is to be determined, or, if no sale of the Common Stock shall have been made on any such stock exchange or the Nasdaq/National Market System that day, on the next preceding day on which there was a sale of such Common Stock, or (ii) during any such time as the Common Stock is not listed upon an established stock exchange or the Nasdaq/National Market System, the mean between dealer “bid” and “ask” prices of the Common Stock in the over-the-counter market on the day for which such value is to be determined, as reported by the National Association of Securities Dealers, Inc.

SECTION 2.16    “Incentive Stock Option” means an Option within the meaning of Section 422 of the Code.

SECTION 2.17    “Nonqualified Stock Option” means an Option which is not an Incentive Stock Option.

SECTION 2.18    “Option” means an Award granted under Article V of the Plan and includes both Nonqualified Stock Options and Incentive Stock Options to purchase shares of Common Stock.

SECTION 2.19    “Participant” means an Eligible Employee or Eligible Director to whom an Award has been granted by the Committee under the Plan.

SECTION 2.20    “Performance Units” means those monetary units that may be granted to Eligible Employees or Eligible Directors pursuant to Article VIII hereof.

SECTION 2.21    “Plan” means Helmerich & Payne, Inc. 2005 Long-Term Incentive Plan.

SECTION 2.22    “Restricted Stock Award” means an Award granted to an Eligible Employee or Eligible Director under Article VI of the Plan.

SECTION 2.23    “Retirement” means the termination of an Eligible Employee’s employment with the Company, a Subsidiary or an Affiliated Entity on or after his “Retirement Date” as such term is defined in the Helmerich & Payne, Inc. Employees Retirement Plan (or its successor).

SECTION 2.24    “SAR” means a stock appreciation right granted to an Eligible Employee or Eligible Director under Article VII of the Plan.

SECTION 2.25    “Subsidiary” shall have the same meaning set forth in Section 424 of the Code.

ARTICLE III
ADMINISTRATION

SECTION 3.1    Administration of the Plan by the Committee.    The Committee shall administer the Plan. Unless otherwise provided in the by-laws of the Company or resolutions adopted from time to time by the Board establishing the Committee, the Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, shall be filled by the Board. The Committee shall hold meetings at such times and places as it may determine. A majority of the members of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present or acts reduced to or approved in writing by a majority of the members of the Committee shall be the valid acts of the Committee.

Subject to the provisions of the Plan, the Committee shall have exclusive power to:

(a)	Select Eligible Employees and Eligible Directors to participate in the Plan.

(b)	Determine the time or times when Awards will be made to Eligible Employees or Eligible Directors.

(c)	Determine the form of an Award, whether an Incentive Stock Option, Nonqualified Stock Option, Restricted Stock Award, SAR or Performance Unit, the number of shares of Common Stock or Performance Units subject to the Award, the amount and all the terms, conditions (including performance requirements), restrictions and/or limitations, if any, of an Award, including the time and conditions of exercise or vesting, and the terms of any Award Agreement.

(d)	Determine whether Awards will be granted singly or in combination.

(e)	Accelerate the vesting, exercise or payment of an Award or the performance period of an Award except as provided in Section 6.2(a).

(f)	Take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan.

SECTION 3.2    Committee to Make Rules and Interpret Plan.    The Committee in its sole discretion shall have the authority, subject to the provisions of the Plan, to establish, adopt, or revise such rules and regulations and to make all such determinations relating to the Plan, as it may deem necessary or advisable for the administration of the Plan. The Committee’s interpretation of the Plan or any Awards and all decisions and determinations by the Committee with respect to the Plan shall be final, binding, and conclusive on all parties.

ARTICLE IV
GRANT OF AWARDS

SECTION 4.1    Grant of Awards.    Awards granted under this Plan shall be subject to the following conditions:

(a)	Subject to Article IX, the aggregate number of shares of Common Stock made subject to the grant of Options and/or SARs to any Eligible Employee in any calendar year may not exceed 300,000.

(b)	Subject to Article IX, the aggregate number of shares of Common Stock made subject to the grant of Restricted Stock Awards and/or Performance Unit Awards to any Eligible Employee in any calendar year may not exceed 150,000.

(c)	Any shares of Common Stock related to Awards which terminate by expiration, forfeiture or cancellation without the issuance of shares of Common Stock, shall be available again for grant under the Plan and shall not be counted against the shares authorized under Section 1.3. Shares of Common Stock which are tendered in payment of an Option, tendered or withheld in payment of taxes or repurchased using Option proceeds, shall not be added back to the shares authorized under Section 1.3.

(d)	Common Stock delivered by the Company in payment of an Award under the Plan may be authorized and unissued Common Stock or Common Stock held in the treasury of the Company.

(e)	The Committee shall, in its sole discretion, determine the manner in which fractional shares arising under this Plan shall be treated.

(f)	Separate certificates or a book-entry registration representing Common Stock shall be delivered to a Participant upon the exercise of any Option.

(g)	The Committee shall be prohibited from canceling, reissuing or modifying Awards if such action will have the effect of repricing the Participant’s Award.

(h)	Subject to Article IX, the aggregate number of shares of Common Stock made subject to the grant of Nonqualified Stock Options and/or SARs to any individual Eligible Director in any calendar year may not exceed 100,000.

(i)	Subject to Article IX, in no event shall more than 50,000 shares of Restricted Stock Awards and/or Performance Unit Awards be awarded to any individual Eligible Director in any calendar year.

(j)	The maximum term of any Award shall be ten years.

ARTICLE V
STOCK OPTIONS

SECTION 5.1    Grant of Options.    The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant Options to Eligible Employees. These Options may be Incentive Stock Options or Nonqualified Stock Options, or a combination of both. The Committee may, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant Nonqualified Stock Options to Eligible Directors. Each grant of an Option shall be evidenced by an Award Agreement executed by the Company and the Participant, and shall contain such terms and conditions and be in such form as the Committee may from time to time approve, subject to the requirements of Section 5.2.

SECTION 5.2    Conditions of Options.    Each Option so granted shall be subject to the following conditions:

(a)    Exercise Price.    As limited by Section 5.2(e) below, each Option shall state the exercise price which shall be set by the Committee at the Date of Grant; provided, however, no Option shall be granted at an exercise price which is less than the Fair Market Value of the Common Stock on the Date of Grant.

(b)    Form of Payment.    The exercise price of an Option may be paid (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) by tendering shares of Common Stock having a Fair Market Value on the date of payment equal to the amount of the exercise price, but only to the extent such exercise of an Option would not result in an adverse accounting charge to the Company for financial accounting purposes with respect to the shares used to pay the exercise price unless otherwise determined by the Committee; or (iii) a combination of the foregoing. In addition to the foregoing, the Committee may permit an Option granted under the Plan to be exercised by a broker-dealer acting on behalf of a Participant through procedures approved by the Committee.

(c)    Exercise of Options.    Options granted under the Plan shall be exercisable, in whole or in such installments and at such times, and shall expire at such time, as shall be provided by the Committee in the Award Agreement. Exercise of an Option shall be by written notice to the Secretary of the Company at least two business days in advance of such exercise stating the election to exercise in the form and manner determined by the Committee. Every share of Common Stock acquired through the exercise of an Option shall be deemed to be fully paid at the time of exercise and payment of the exercise price and applicable withholding taxes.

(d)    Other Terms and Conditions.    Among other conditions that may be imposed by the Committee, if deemed appropriate, are those relating to (i) the period or periods and the conditions of exercisability of any Option; (ii) the minimum periods during which Participants must be employed by the Company, its Subsidiaries, or an Affiliated Entity, or must hold Options before they may be exercised; (iii) the minimum periods during which shares acquired upon exercise must be held before sale or transfer shall be permitted; (iv) conditions under which such Options or shares may be subject to forfeiture; (v) the frequency of exercise or the minimum or maximum number of shares that may be acquired at any one time; (vi) the achievement by the Company of specified performance criteria; and (vii) non-compete and protection of business matters.

(e)    Special Restrictions Relating to Incentive Stock Options.    Options issued in the form of Incentive Stock Options shall only be granted to Eligible Employees of the Company or a Subsidiary, and not to Eligible Employees of an Affiliated Entity unless such entity shall be considered as a “disregarded entity” under the Code and shall not be distinguished for federal tax purposes from the Company or the applicable Subsidiary.

(f)    Application of Funds.    The proceeds received by the Company from the sale of Common Stock pursuant to Options will be used for general corporate purposes.

(g)    Shareholder Rights.    No Participant shall have a right as a shareholder with respect to any share of Common Stock subject to an Option prior to purchase of such shares of Common Stock by exercise of the Option.

ARTICLE VI
RESTRICTED STOCK AWARDS

SECTION 6.1 Grant of Restricted Stock Awards. The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant a Restricted Stock Award to any Eligible Employee or Eligible Director. Restricted Stock Awards shall be awarded in such number and at such times during the term of the Plan as the Committee shall determine. Each Restricted Stock Award may be evidenced in such manner as the Committee deems appropriate, including, without limitation, a book-entry registration or issuance of a stock certificate or certificates, and by an Award Agreement setting forth the terms of such Restricted Stock Award.

SECTION 6.2 Conditions of Restricted Stock Awards. The grant of a Restricted Stock Award shall be subject to the following:

(a)    Restriction Period.    The Committee shall determine the employment, service and/or performance requirements which shall apply to the shares of Common Stock covered by each Restricted Stock Award. Unless (i) vesting requirements are based upon specified performance goals and measures set forth in the Award Agreement at the time of the Award that require at least a twelve-month performance period, (ii) vesting is accelerated upon the occurrence of a Change of Control Event under Section 10.5 or by the Committee as provided below in this paragraph or (iii) the shares of Restricted Stock are issued in lieu of cash compensation, the shares shall vest over a minimum three-year period, with up to one-third of the shares available for vesting on or after the first annual anniversary date of the Award, up to an additional one-third of the shares available for vesting on or after the third annual anniversary date. In addition to any time vesting conditions determined by the Committee, Restricted Stock Awards may be subject to the achievement by the Company of specified performance criteria based upon the Company’s achievement of operational, financial or stock performance criteria more specifically listed in Exhibit A attached, as established by the Committee. The employment, service and/or performance requirements are collectively referred to as a “Restriction Period.” At the end of the Restriction Period, assuming the fulfillment of any other specified vesting conditions, the restrictions imposed by the Committee shall lapse with respect to the shares of Common Stock covered by the Restricted Stock Award or portion thereof. In addition to acceleration of vesting upon occurrence of a Change of Control Event as provided in Section 10.5, the Committee may, in its discretion, accelerate the vesting of a Restricted Stock Award in the case of death, Disability or Retirement of the Participant who is an Eligible Employee or resignation of a Participant who is an Eligible Director.

(b)    Restrictions.    The holder of a Restricted Stock Award may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of the shares of Common Stock represented by the Restricted Stock Award during the applicable Restriction Period. The Committee shall impose such other restrictions and conditions on any shares of Common Stock covered by a Restricted Stock Award as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

(c)    Rights as Shareholders.    During any Restriction Period, the Committee may, in its discretion, grant to the holder of a Restricted Stock Award all or any of the rights of a shareholder with respect to the shares, including, but not by way of limitation, the right to vote such shares and to receive dividends. If any dividends or other distributions are paid in shares of Common Stock, all such shares shall be subject to the same restrictions on transferability as the shares of Restricted Stock with respect to which they were paid.

ARTICLE VII
STOCK APPRECIATION RIGHTS

SECTION 7.1    Grant of SARs.    The Committee may from time to time, in its sole discretion, subject to the provisions of the Plan and subject to other terms and conditions as the Committee may determine, grant a SAR to any Eligible Employee or Eligible Director. SARs may be granted in tandem with an Option, in which event, the Participant has the right to elect to exercise either the SAR or the Option. Upon the Participant’s election to exercise one of these Awards, the other tandem award is automatically terminated. SARs may also be granted as an independent Award separate from an Option. Each grant of a SAR shall be evidenced by an Award Agreement executed by the Company and the Participant and shall contain such terms and conditions and be in such form as the Committee may from time to time approve, subject to the requirements of the Plan. The exercise price of the SAR shall not be less than the Fair Market Value of a share of Common Stock on the Date of Grant of the SAR.

SECTION 7.2    Exercise and Payment.    SARs granted under the Plan shall be exercisable in whole or in installments and at such times as shall be provided by the Committee in the Award Agreement. Exercise of a SAR shall be by written notice to the Secretary of the Company at least two business days in advance of such exercise. The amount payable with respect to each SAR shall be equal in value to the excess, if any, of the Fair Market Value of a share of Common Stock on the exercise date over the exercise price of the SAR. Payment of amounts attributable to a SAR shall be made in shares of Common Stock or cash as established by the Committee in the Award Agreement.

SECTION 7.3    Restrictions.    In the event a SAR is granted in tandem with an Incentive Stock Option, the Committee shall subject the SAR to restrictions necessary to ensure satisfaction of the requirements under Section 422 of the Code. In the case of a SAR granted in tandem with an Incentive Stock Option to an Eligible Employee who owns more than 10% of the combined voting power of the Company or its Subsidiaries on the date of such grant, the amount payable with respect to each SAR shall be equal in value to the applicable percentage of the excess, if any, of the Fair Market Value of a share of Common Stock on the exercise date over the exercise price of the SAR, which exercise price shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date the SAR is granted.

ARTICLE VIII
PERFORMANCE UNITS

SECTION 8.1    Grant of Awards.    The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant Performance Units to Eligible Employees and Eligible Directors. Each Award of Performance Units shall be evidenced by an Award Agreement executed by the Company and the Participant, and shall contain such terms and conditions and be in such form as the Committee may from time to time approve, subject to the requirements of Section 8.2.

SECTION 8.2    Conditions of Awards.    Each Award of Performance Units shall be subject to the following conditions:

(a)    Establishment of Award Terms.    Each Award shall state the target, maximum and minimum value of each Performance Unit payable upon the achievement of performance goals.

(b)    Achievement of Performance Goals.    The Committee shall establish performance targets for each Award for a period of no less than a year based upon some or all of the operational, financial or performance criteria listed in Exhibit A attached. The Committee shall also establish such other terms and conditions as it deems appropriate to such Award. The Award may be paid out in cash or Common Stock as established by the Committee in the Award Agreement.

ARTICLE IX
STOCK ADJUSTMENTS

In the event that the shares of Common Stock, as constituted on the effective date of the Plan, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, stock split, spin-off, combination of shares or otherwise), or if the number of such shares of Common Stock shall be increased through the payment of a stock dividend, or a dividend on the shares of Common Stock, or if rights or warrants to purchase securities of the Company shall be issued to holders of all outstanding Common Stock, then there shall be substituted for or added to each share available under and subject to the Plan, and each share theretofore appropriated under the Plan, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged or to which each such share shall be entitled, as the case may be, on a fair and equivalent basis in accordance with the applicable provisions of Section 424 of the Code; provided, however, with respect to Options, in no such event will such adjustment result in a modification of any Option as defined in Section 424(h) of the Code. In the event there shall be any other change in the number or kind of the outstanding shares of Common Stock, or any stock or other securities into which the Common Stock shall have been changed or for which it shall have been exchanged, then if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in the shares available under and subject to the Plan, or in any Award, theretofore granted, such adjustments shall be made in accordance with such determination, except that no adjustment of the number of shares of Common Stock available under the Plan or to which any Award relates that would otherwise be required shall be made unless and until such adjustment either by itself or with other adjustments not previously made would require an increase or decrease of at least 1% in the number of shares of Common Stock available under the Plan or to which any Award relates immediately prior to the making of such adjustment (the “Minimum

Adjustment”). Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustment together with other adjustments required by this Article IX and not previously made would result in a Minimum Adjustment. Notwithstanding the foregoing, any adjustment required by this Article IX which otherwise would not result in a Minimum Adjustment shall be made with respect to shares of Common Stock relating to any Award immediately prior to exercise, payment or settlement of such Award. No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.

ARTICLE X
GENERAL

SECTION 10.1    Amendment or Termination of Plan.    The Board may alter, suspend or terminate the Plan at any time. In addition, the Board may, from time to time, amend the Plan in any manner, but may not without shareholder approval adopt any amendment which would (i) increase the aggregate number of shares of Common Stock available under the Plan (except by operation of Article IX), (ii) materially modify the requirements as to eligibility for participation in the Plan, or (iii) materially increase the benefits to Participants provided by the Plan.

SECTION 10.2    Termination of Employment; Termination of Service.    If an Eligible Employee’s employment with the Company, a Subsidiary or an Affiliated Entity terminates as a result of death, Disability or Retirement, the Eligible Employee (or personal representative in the case of death) shall be entitled to exercise all or any part of any (i) vested Incentive Stock Option for a period of up to three months from such date of termination (one year in the case of death or Disability (as defined above) in lieu of the three-month period), or (ii) vested Nonqualified Stock Option or SAR during the remaining term. If an Eligible Employee’s employment terminates for any other reason, the Eligible Employee shall be entitled to exercise all or any part of any vested Option or SAR for a period of up to three months from such date of termination. In no event shall any Option or SAR be exercisable past the term established in the Award Agreement. Any vested Option or SAR which is not exercised before the earlier of the dates provided above or its term, shall expire. The Committee may, in its sole discretion, accelerate the vesting of unvested Awards in the event of termination of employment of any Participant except as provided in Section 6.2(a). Unless otherwise accelerated, all unvested Awards shall be forfeited upon termination of employment.

In the event an Eligible Director terminates service as a director of the Company, the unvested portion of any Award shall be forfeited unless otherwise accelerated pursuant to the terms of the Eligible Director’s Award Agreement or by the Committee. The Eligible Director shall be entitled to exercise any Nonqualified Stock Options or SARs which are otherwise exercisable on his date of termination of service during the remaining term of the Award.

SECTION 10.3    Limited Transferability — Options.    The Committee may, in its discretion, authorize all or a portion of the Nonqualified Stock Options granted under this Plan to be on terms which permit transfer by the Participant to (i) the ex-spouse of the Participant pursuant to the terms of a domestic relations order, (ii) the spouse, children or grandchildren of the Participant (“Immediate Family Members”), (iii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iv) a partnership or limited liability company in which such Immediate Family Members are the only partners or members. In addition there may be no consideration for any such transfer. The Award

Agreement pursuant to which such Nonqualified Stock Options are granted must expressly provide for transferability in a manner consistent with this paragraph. Subsequent transfers of transferred Nonqualified Stock Options shall be prohibited except as set forth below in this Section 10.3. Following transfer, any such Nonqualified Stock Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Section 10.2 hereof the term “Participant” shall be deemed to refer to the transferee. The events of termination of employment of Section 10.2 hereof shall continue to be applied with respect to the original Participant, following which the Nonqualified Stock Options shall be exercisable by the transferee only to the extent, and for the periods specified in Section 10.2 hereof. No transfer pursuant to this Section 10.3 shall be effective to bind the Company unless the Company shall have been furnished with written notice of such transfer together with such other documents regarding the transfer as the Committee shall request. With the exception of a transfer in compliance with the foregoing provisions of this Section 10.3, all other types of Awards authorized under this Plan shall be transferable only by will or the laws of descent and distribution; however, no such transfer shall be effective to bind the Company unless the Committee has been furnished with written notice of such transfer and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee of the terms and conditions of such Award.

SECTION 10.4    Withholding Taxes.    Unless otherwise paid by the Participant, the Company, its Subsidiaries or any of its Affiliated Entities shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the Participant to pay to it such tax prior to and as a condition of the making of such payment. In accordance with any applicable administrative guidelines it establishes, the Committee may allow a Participant to pay the amount of taxes required by law to be withheld from an Award by (i) directing the Company to withhold from any payment of the Award a number of shares of Common Stock having a Fair Market Value on the date of payment equal to the amount of the required withholding taxes or (ii) delivering to the Company previously owned shares of Common Stock having a Fair Market Value on the date of payment equal to the amount of the required withholding taxes. However, any payment made by the Participant pursuant to either of the foregoing clauses (i) or (ii) shall not be permitted if it would result in an adverse accounting charge with respect to such shares used to pay such taxes unless otherwise approved by the Committee.

SECTION 10.5    Change of Control.    Notwithstanding any other provision in this Plan to the contrary, Awards granted under the Plan to any Eligible Employee or Eligible Director shall be immediately vested, fully earned and exercisable upon the occurrence of a Change of Control Event.

SECTION 10.6    Amendments to Awards.    Subject to the limitations of the Plan, the Committee may at any time unilaterally amend the terms of any Award Agreement, whether or not presently exercisable or vested, to the extent it deems appropriate. However, amendments which are adverse to the Participant shall require the Participant’s consent.

SECTION 10.7    Regulatory Approval and Listings.    The Company shall use its best efforts to file with the Securities and Exchange Commission as soon as practicable following approval by the shareholders of the Company of the Plan as provided in Section 1.2 of the Plan, and keep continuously effectively, a Registration Statement on Form S-8 with respect to shares of Common Stock subject to Awards hereunder. Notwithstanding anything contained in this Plan to the contrary, the Company shall have no obligation to issue shares of Common Stock under this Plan prior to:

(a)    the obtaining of any approval from, or satisfaction of any waiting period or other condition imposed by, any governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable;

(b)    the admission of such shares to listing on the stock exchange on which the Common Stock may be listed; and

(c)    the completion of any registration or other qualification of such shares under any state or Federal law or ruling of any governmental body which the Committee shall, in its sole discretion, determine to be necessary or advisable.

SECTION 10.8    Right to Continued Employment.    Participation in the Plan shall not give any Eligible Employee any right to remain in the employ of the Company, any Subsidiary, or any Affiliated Entity. The Company or, in the case of employment with a Subsidiary or an Affiliated Entity, the Subsidiary or Affiliated Entity reserves the right to terminate any Eligible Employee at any time. Further, the adoption of this Plan shall not be deemed to give any Eligible Employee or any other individual any right to be selected as a Participant or to be granted an Award.

SECTION 10.9    Reliance on Reports.    Each member of the Committee and each member of the Board shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and its Subsidiaries and upon any other information furnished in connection with the Plan by any person or persons other than himself or herself. In no event shall any person who is or shall have been a member of the Committee or of the Board be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if in good faith.

SECTION 10.10    Construction.    Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in the Plan are for the convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

SECTION 10.11    Governing Law.    The Plan shall be governed by and construed in accordance with the laws of the State of Oklahoma except as superseded by applicable Federal law.

SECTION 10.12    Other Laws.    The Committee may refuse to issue or transfer any shares of Common Stock or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

SECTION 10.13    No Trust or Fund Created.    Neither the Plan nor an Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that a Participant acquires the right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company.

EXHIBIT A
2005 Long-Term Incentive Plan Performance Criteria

•	Average dayrates

•	Cash flow

•	Debt to cash flow

•	Debt to EBITDA

•	Debt to equity ratio

•	Dividend growth

•	Dividend maintenance

•	Earnings (Net income, Earnings before interest, taxes, depreciation and amortization, Earnings Per Share)

•	EBITDA

•	EBITDA to Interest

•	General and Administrative Expenses

•	Net income

•	Operating income

•	Pre-tax income

•	Profit returns/margins

•	Relative stock price performance

•	Return on Assets

•	Return on Equity

•	Return on invested capital

•	Revenues

•	Rig margin

•	Rig revenue

•	Safety

•	Stock price appreciation

•	Total stockholder return

•	Utilization

APPENDIX “B”

CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
OF HELMERICH & PAYNE, INC.

I.	AUDIT COMMITTEE PURPOSE

The Audit Committee is appointed by the Helmerich & Payne, Inc. Board of Directors (“Board”) to assist the Board in fulfilling its oversight responsibilities. The Audit Committee’s primary duties and responsibilities are to:

•	Monitor the integrity of Helmerich & Payne, Inc.’s (the “Company”) financial statements and related financial reporting process and systems of internal controls.

•	Assist the Board with the oversight of the Company’s compliance with legal and regulatory requirements.

•	Monitor the qualifications, independence and performance of the Company’s independent auditors and internal auditing department.

•	Provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, without Board approval and at the Company’s expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to any outside legal, accounting or other advisors employed by the Audit Committee, and for ordinary administrative expenses of the Audit Committee that are necessary or appropriate for carrying out its duties.

II.	AUDIT COMMITTEE COMPOSITION AND MEETINGS

Audit Committee members shall be appointed by the Board on recommendation of the Nominating and Governance Committee and shall meet the requirements of the New York Stock Exchange (“NYSE”). The Audit Committee shall be comprised of three or more directors, each of whom shall be independent of management and the Company as defined in the NYSE listing standards, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”). All members of the Audit Committee shall be financially literate (or shall become financially literate within a reasonable period of time after appointment to the Audit Committee) by having a basic understanding of finance and accounting and being able to read and understand financial statements. At least one member of the Audit Committee should be an “audit committee financial expert” as defined by the rules and regulations of the Commission. No member of the Audit Committee shall simultaneously serve on the Audit Committee of more than three public companies.

The Audit Committee shall meet at least four (4) times annually, or more frequently as circumstances dictate. If the Audit Committee Chair is not present, the members of the Audit Committee may designate a Chair by majority vote of the Audit Committee membership. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Audit Committee shall periodically meet, separately, in executive session with management, the director of the internal auditing department, the independent auditors, and as an Audit Committee to discuss any matters that the Audit Committee or each of these groups believe should be discussed.

III.	AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

A.	General Review Procedures and Duties. The Audit Committee shall:

1.	Review and reassess the adequacy of this Charter at least annually. Submit the Charter to the Board for approval and have the Charter published at least every three (3) years in accordance with the Commission’s rules and regulations.

2.	Review the Company’s annual audited financial statements prior to filing. Review should include a meeting to discuss with management and the independent auditors the significant issues regarding accounting principles, practices, and judgments, together with a discussion of the Company’s specific disclosures in the annual audited financial statements under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

3.	In consultation with management, the independent auditors, and the internal auditors, consider the integrity of the Company’s financial reporting processes and controls. Discuss guidelines and policies with respect to risk assessment and risk management, including significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with management’s responses.

4.	Review the Company’s quarterly financial statements prior to filing. Review should include a meeting to discuss with management and the independent auditors the Company’s specific disclosures in the quarterly financial statements under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Discuss any significant changes to the Company’s accounting principles and any significant findings or items required to be communicated by the independent auditors in accordance with generally accepted auditing standards.

5.	Discuss, and establish a policy with respect to, earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

6.	Report regularly to the Board regarding the Audit Committee’s activities, including reviewing with the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance of the Company’s independent auditors, and the performance of the internal audit function.

7.	The fundamental responsibility for the Company’s financial statements and disclosures rests with management. The independent auditors are responsible for auditing the Company’s financial statements and reviewing the Company’s unaudited interim financial statements. The Audit Committee will review, in addition to fulfilling its other duties under this Charter: (A) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (B) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; (C) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company; and (D) the type and presentation of information to be included in earnings press releases (paying particular attention to any use of “pro forma,” or “adjusted” non-GAAP, information), as well as review any financial information and earnings guidance provided to analysts and ratings agencies.

8.	Review disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and the Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

9.	Recommend to the Board of Directors whether the financial statements should be included in the annual report on Form 10-K.

10.	The Audit Committee shall, on an annual basis, evaluate its performance under this Charter. In conducting this review, the Audit Committee shall evaluate whether this Charter appropriately addresses the matters that are and should be within its scope. The Audit Committee shall address all matters that the Audit Committee considers relevant to its performance, including at least the following: the adequacy, appropriateness and quality of the information and recommendations presented by the Audit Committee to the Board, the manner in which they were discussed and debated, and whether the number and length of meetings of the Audit Committee were adequate for the Committee to complete its work in a thorough and thoughtful manner.

11.	Establish procedures for the receipt, retention and treatment of complaints from Company employees on accounting, internal accounting controls or auditing matters, as well as for confidential, anonymous submissions by Company employees of concerns regarding questionable accounting or auditing matters.

B.	Independent Auditors. The independent auditors report directly to the Audit Committee. The Audit Committee shall:

1.	Review the independence and performance of the auditors and have a clear understanding with the auditors that the Audit Committee has the sole authority and responsibility to select, retain, compensate, evaluate, and if appropriate, terminate their services. The Audit Committee shall be directly responsible for oversight of the independent auditors, including the evaluation of the auditor’s qualifications, performance and independence and the resolution of disagreements between management and the independent auditors. As part of the evaluation of the Company’s independent auditor, the Audit Committee shall review and evaluate the lead partner of the independent auditor, ensure the regular rotation of audit partners as required by law, and consider whether, in order to assure continuing auditor independence, there should be regular rotation of the audit firm itself.

2.	Pre-approve all auditing and permitted non-auditing services that the independent auditors will perform for the Company, in accordance with all applicable laws. The Audit Committee may delegate such pre-approved authority to one or more Audit Committee members and any member exercising such pre-approval authority shall report on all pre-approvals at the next Audit Committee meeting. Any non-audit services approved by the Audit Committee must be reported in the Company’s periodic reports to the Commission.

3.	Approve the terms of independent auditor engagements and all fees and other compensation to be paid to the independent auditors, as well as the terms and fees relating to all non-audit engagements.

4.	On an annual basis, obtain from the auditors a written statement delineating all of their relationships with the Company, review and discuss with the auditors the independence of the auditors together with the nature and scope of any disclosed relationships or services and recommend that the Board of Directors take appropriate action to ensure the continuing independence of the auditors. In addition, and at least annually, request from the auditors and review a written report describing: such firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm or by an inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with such issues. The Audit Committee shall review the foregoing and the auditors work throughout the year, taking into account the opinions of management and internal auditors, and present to the Board its conclusions with respect to the auditor’s qualifications, performance and independence.

5.	Review the independent auditor’s audit plan.

6.	Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with generally accepted auditing standards.

7.	Consider the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

8.	Discuss with the independent auditor the matters to be discussed by Statement on Auditing Standards No. 61, as amended, relating to the conduct of the audit. Regularly review with the independent auditor any difficulties the auditor encountered in the course of the audit work, including management’s response and any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management. Such review should include discussion of the responsibilities, budget and staffing of the Company’s internal audit function.

9.	Set clear hiring policies for employees or former employees of the Company’s independent auditors.

10.	Review and discuss quarterly reports from the independent auditor on: (a) all critical accounting policies to be used; (b) all alternative treatments of financial information with generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (c) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

C.	Internal Audit Department and Legal Compliance. The Audit Committee shall:

1.	Review the internal audit plan, changes in plan, activities, organizational structure, and qualifications of the internal audit department, as needed.

2.	Review the appointment, performance, and replacement of the internal audit manager.

3.	Review significant reports prepared by the internal audit department together with management’s response and follow-up to these reports.

4.	On at least an annual basis, review with the Company’s counsel, any legal matters that could have a significant impact on the organization’s financial statements, the Company’s compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

D.	Other Audit Committee Responsibilities. The Audit Committee shall:

1.	Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company’s annual proxy statement.

2.	Perform any other activities consistent with this Charter, the Company’s by-laws, and governing laws, as the Audit Committee or the Board deems necessary or appropriate.

3.	Maintain minutes of meetings and periodically provide reports to the Board.

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Notice of Annual Meeting
of Stockholders
to be held
March 1, 2006
and
Proxy Statement

1437 SOUTH BOULDER AVENUE
TULSA, OKLAHOMA 74119

HELMERICH & PAYNE, INC. 1437 SOUTH BOULDER AVE. TULSA, OK 74119

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Helmerich & Payne, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

Your Internet or telephone vote authorizes the named proxies to vote the undersigned's shares in the same manner as if the undersigned marked, signed and returned the undersigned's proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	HLMPN1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HELMERICH & PAYNE, INC.

	Vote on Directors	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee, mark "For All Except" and write the nominee's name on the line below.

1.	Nominees for Directors of the “Third Class” for a three-year term are: 01) W. H. Helmerich, III, 02) Glenn A. Cox, and 03) Edward B. Rust, Jr. DIRECTORS RECOMMEND A VOTE FOR ITEM 1.
		0	0	0

	Vote on Proposal					For	Against	Abstain

2.	Approval of the Helmerich & Payne, Inc. 2005 Long-Term Incentive Plan. DIRECTORS RECOMMEND A VOTE FOR ITEM 2.					0	0	0

For address changes and/or comments, please check this box and write them on the back where indicated						0

(Sign here exactly as name appears herein. When shares are held by joint tenants, both must sign. When signing as attorney, executor, administrator, guardian, or trustee, please give your full title as such. If a corporation, please sign in full corporate name by duly authorized officer and give title of officer. If a partnership, please sign in partnership name by authorized person.)

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)			Date

Proxy for Annual Meeting HELMERICH & PAYNE, INC.

THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints as his/her proxies, with powers of substitution and revocation, W. H. Helmerich, III, Hans Helmerich, and Steven R. Mackey, or each of them (the “Proxies”), to vote all shares of Helmerich & Payne, Inc., which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of Helmerich & Payne, Inc., to be held at Boulder Towers, Granite Room, 1st Floor, 1437 South Boulder Avenue, Tulsa, Oklahoma, on Wednesday, March 1, 2006, at 12:00 noon, Tulsa time, and all adjournments thereof.

     THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE WISHES OF THE STOCKHOLDER AS SPECIFIED IN THE SQUARES AND ON THE LINES PROVIDED ON THE REVERSE SIDE HEREOF; HOWEVER, IF NO SPECIFICATION IS MADE IN THE SQUARES OR ON THE LINES PROVIDED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE FULL SLATE OF DIRECTORS AND FOR ITEM 2. IF ANY OTHER MATTER SHOULD PROPERLY BE BROUGHT BEFORE THE MEETING, THE PERSONS NAMED AS PROXIES WILL VOTE ON SUCH MATTERS IN ACCORDANCE WITH THEIR BEST JUDGMENT.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

PLEASE COMPLETE, SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.